EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws THE COMMERCE FUNDS AMENDED AND RESTATED BY-LAWS These By-laws of THE COMMERCE FUNDS (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated February 7, 1994, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined. Article I PRINCIPAL OFFICE The principal office of the Trust shall be located in such location as the Trustees may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine. Article II OFFICERS AND THEIR ELECTION Section 2.1 Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust. Section 2.2 Election of Officers. Two or more offices may be held by a single person. Subject to the provisions of Section 2.3 hereof, the officers shall hold office until their successors are chosen and qualified and serve at the pleasure of the Trustees. Section 2.3 Resignations. Any officer of the Trust may resign by filing a written resignation with the President, the Secretary or the Trustees, which resignation shall take effect on being so filed or at such later time as may be therein specified. Article III POWERS AND DUTIES OF OFFICERS AND TRUSTEES Section 3.1 President. Subject to the direction of the Trustees, the President shall have overall responsibility for the management of the business and operations of the Trust and shall see that all orders and resolutions of the Board are carried into effect. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Trust and shall perform such other duties as the Trustees may from time to time designate. Section 3.2 Treasurer. The Treasurer shall be responsible for the general supervision over the care and custody of the funds, securities, and other assets of the Trust. He shall make quarterly and annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees or the President may from time to time designate. Section 3.3 Chief Accounting Officer. The Chief Accounting Officer shall be the principal financial and accounting officer of the Trust; and shall, whenever required by the Board of Trustees, render or cause to be rendered financial statements of the Trust; supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; provide assistance to the Audit Committee of the Board and report to such Committee as necessary; be designated as principal accounting officer/principal financial officer for purposes of section 32 of the Investment Company Act of 1940, as amended, section 302 of the Sarbanes Oxley Act of 2002 and section 6 of the Securities Act of 1933; shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust (and every series and class thereof), including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital retained ea rnings and shares; shall have the power and authority to perform the duties usually incident of his office and those duties as may be assigned to him from time to time by the Board or the President; and shall render to the Board or the President, whenever they request it, an account of all of his transactions as Chief Accounting Officer and of the financial condition of the Trust. Section 3.4 Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees or the President may from time to time designate. Section 3.5 Vice President. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of President, the most senior Vice President present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Section
3.6 Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the most senior Assistant Treasurer present and able to act may perform all the duties of the Treasurer. Section 3.7 Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the most senior Assistant Secretary present and able to act may perform all the duties of the Secretary. Section 3.8 Subordinate Officers. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. Section 3.9 Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act) in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.
Section 3.10 Removal. Any officer may be removed from office at any time by the Trustees. Section 3.11 Remuneration. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees. Section 3.12 Trustee Qualification. A Trustee shall cease to serve as Trustee effective as of the last day in the fiscal year of the Trust during which the Trustee attains the age of 75. Article IV SHAREHOLDERS' MEETINGS
Section 4.1 Notices. Notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least fifteen days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting. Section 4.2 Voting-Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than eleven months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation. Section 4.3 Place of Meeting. All meetings of the Shareholders shall be held at such places as the Trustees may designate. Article V SHARES OF BENEFICIAL INTEREST Section 5.1 Share Certificate. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Series or class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued , it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.
Section 5.2 Loss of Certificate. In case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe. Section 5.3 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust. Article VI INSPECTION OF BOOKS The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees. Article VII SEAL The seal of the Trust shall be circular in form bearing the inscription: "THE COMMERCE FUNDS -- 1994 THE STATE OF DELAWARE" The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust. Article VIII AMENDMENTS These By-laws may be amended from time to time by the Trustees. Article IX HEADINGS Headings are placed in these By-laws for convenience of reference only and, in case of any conflict, the text of these By-laws rather than the headings shall control. As amended and restated on August 7, 2007. - 5 -